Exhibit 10.10

SUBLEASE TERMINATION AGREEMENT- TWO BUCKHEAD PLAZA

This Sublease Termination Agreement (the "Agreement") is made and entered into effective as of 11:59 p.m. May 31, 2014 (the "Effective Date"), by and between Winter Haven Homes, Inc., a Georgia corporation ("Sublandlord'') and ADK Administrative Property, LLC, a Georgia limited liability company ("Subtenant").

WITNESSETH:

WHEREAS, Sublandlord and Subtenant are parties to that certain Sublease Agreement - Two Buckhead Plaza effective as of May 1, 2011 (the "Sublease"); and

WHEREAS, Sublandlord and Subtenant wish to terminate the Sublease early m accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the covenants, promises, undertakings, and releases herein, the receipt, adequacy, and sufficiency of such consideration being expressly acknowledged, Sublandlord and Subtenant hereby agree as follows:

1.The foregoing recital of facts is hereby made a part of this Agreement to the same extent as if fully set forth herein. All capitalized terms not otherwise defined shall have the meanings ascribed to them in the Sublease.

2.In consideration of a portion of amounts paid pursuant to that certain Amendment to Consulting Agreement of even date herewith, the Sublease shall terminate, without further action or notice, on the Effective Date at 11:59 p.m. Each party's duties and obligations to the other under the Sublease, expressly including, without limitation, any obligation of the Subtenant to pay any further rent to Sublandlord in the future, shall terminate on the Effective Date.

3.This Agreement shall be governed by and interpreted under the laws of the State of Georgia.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and sealed as of the date stated on the first page of this Agreement.

SUBLANDLORD:		SUBTENANT:

Winter Haven Homes, Inc. a Georgia		ADK Administrative Property, LLC, a Georgia
corporation		limited liability company

By:	/s/ Christopher F. Brogdon	By:	/s/ Boyd P. Gentry
	Christopher F. Brogdon, President		Boyd P. Gentry, Manager

(CORPORATE SEAL)